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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    The following table lists the subsidiaries of the Registrant as of December 31, 1998, the state or other jurisdiction of incorporation and the names under which such subsidiaries do business. The Registrant owns all of the outstanding voting securities of each subsidiary.

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
                                                                                      NAME UNDER
                                                   JURISDICTION OF                 WHICH SUBSIDIARY
              NAME OF SUBSIDIARY                    ORGANIZATION                   IS DOING BUSINESS
-----------------------------------------------  -------------------  -------------------------------------------
ODS Networks, Inc.                                    Delaware                    ODS Networks, Inc.

Optical Data Systems, Inc.                             Nevada                 Optical Data Systems, Inc.

ODS, Inc.                                              Nevada                          ODS, Inc.

Optical Data Systems-Texas, Inc.                        Texas              Optical Data Systems-Texas, Inc.

ODS Networks GmbH                                      Germany                     ODS Networks GmbH

ODS Networks Ltd.                                  United Kingdom                  ODS Networks Ltd.

ODS Ltd.                                           United Kingdom                      ODS Ltd.

ODS Networks SARL                                      France                      ODS Networks SARL

Optical Data Systems, Ltda.                            Brazil                 Optical Data Systems, Ltda.

Optical Data Systems, (Barbados) Ltd.                 Barbados           Optical Data Systems (Barbados) Ltd.

ODS Networks Sdn. Bhd.                                Malaysia                  ODS Networks Sdn. Bhd.

Essential Communication Corporation                   Delaware           Essential Communications Corporation
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